FOR IMMEDIATE RELEASE

American Realty Capital Properties

Appoints Richard A. Silfen as General Counsel

Appointment Finalizes Executive Management Team of ARCP

New York, New York, February 26, 2014 — American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today the appointment of Richard A. Silfen as General Counsel and Executive Vice President.

Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP, noted, “We could not be more pleased with the addition of Richard A. Silfen to the executive leadership team at ARCP. His experience and wisdom will provide a strong complement to the skill sets of David Kay, Lisa Beeson and Brian Block. Rich’s joining our management team completes our senior executive roster and adds to the intellectual capital we rely on to continue to grow profitably. Moreover, he is the perfect individual to head our formidable legal team which is so essential to the smooth functioning of our business.”

With more than 25 years of experience in corporate and securities law, Mr. Silfen will join ARCP after heading the Capital Markets Group at Philadelphia-based Duane Morris LLP, where he has served as partner. While at Duane Morris LLP, Mr. Silfen has advised numerous companies with regard to complex mergers and acquisition transactions and capital markets transactions, including several real estate investment trusts. Specifically, Mr. Silfen represented ARCP during its respective mergers with American Realty Capital Trust III, Inc. and American Realty Capital Trust IV, Inc., as well as Topaz Pharmaceuticals, Inc.’s stockholders in a sale to Sanofi-Pasteur and Diamond Offshore Drilling, Inc. in a $1.0 billion public offering of its senior notes.

Mr. Silfen is highly experienced in advising companies in connection with private equity investments in publicly traded and privately owned issuers, senior, high-yield, mezzanine and other debt issuances using complex structures, and restructurings of multi-layer debt. He also has assisted emerging and other businesses to develop plans for the growth and development of their businesses and technologies, including financing transactions, collaborative and strategic partnerships, and joint venture arrangements. Throughout his career, Mr. Silfen has worked with companies to facilitate public reporting and the analysis of operating results, advising them on internal audit functions and other Sarbanes-Oxley compliance matters, and working with them to support and enhance strategies for communication with security analysts and investors.

Chambers USA: America's Leading Lawyers for Business listed Mr. Silfen as one of America's Leading Lawyers for Business in 2009, 2010, 2011, 2012 and 2013 for his advice on M&A, private equity and securities matters. He was also listed in Pennsylvania Super Lawyers Rankings in 2011 and 2012.

About ARCP

ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, intentions, as well as any expectations with respect to estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts. Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, CFO, Treasurer, Secretary and EVP
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arcpreit.com
Ph: 484-342-3600	Ph: 212-415-6500